Exhibit 10.4C

FIRST AMENDMENT

TO

EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), effective as of August 15, 2012, is by and between Oxford Resources GP, LLC, a Delaware limited liability company (“Company”), and Gregory J. Honish (“Executive”).

RECITALS:

A. According to the terms of that certain Employment Agreement (the “Employment Agreement”), dated March 14, 2012, by and between Company and Executive, Executive is employed in the position of Senior Vice President, Operations of Company or in such other positions as Company and Executive mutually may agree.

B. Both Company and Executive desire to amend the Employment Agreement to provide for an increased termination or severance payment equal to two times Executive’s annual base salary in the circumstances where applicable;

C. Accordingly, Company and Executive are entering into this Amendment for such purpose.

AGREEMENT:

In consideration of the premises and the mutual covenants and agreements set forth below, and for other good and valuable consideration not specified herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree that the Employment Agreement shall be and hereby is amended as follows:

1. Amendment of Paragraph 4.1 (Termination by Expiration). Paragraph 4.1 of the Employment Agreement is amended by changing the words “one times” where they appear therein to the words “two times.”

2. Amendment of Paragraph 4.2 (Termination by Company). Paragraph 4.2 of the Employment Agreement is amended by changing the words “one times” where they appear therein to the words “two times.”

3. Amendment of Paragraph 4.3 (Termination by Executive). Paragraph 4.3 of the Employment Agreement is amended by changing the words “one times” where they appear therein to the words “two times.”

IN WITNESS WHEREOF, the parties have set their hands hereto as of the date first above written.

Oxford Resources GP, LLC

By:	/s/ Charles C. Ungurean	/s/ Gregory J. Honish
Name:	Charles C. Ungurean	Name: Gregory J. Honish
Title:	President and Chief Executive Officer